UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2022

Troika Media Group, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

1715 N. Gower Street, Los Angeles, CA	90028
(Address of principal executive oﬃces)	(Zip Code)

Registrant’s telephone number, including area code 323-965-1650

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.01 par value	TRKA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01	COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

On March 21, 2022 (the “Closing Date”), the Company completed the pending acquisition of Converge Direct, LLC and affiliates (the “CD Acquisition”). The CD Acquisition was initially reported on Form 8-K filed with the SEC on February 24, 2022 (the “February 8-K”).

The total purchase price for the CD Acquisition is $125,000,000. The purchase price consists of one hundred million dollars ($100,000,000) in cash at closing. The remaining twenty-five million ($25,000,000) dollars was paid in the Company’s restricted common stock valued at $2.00 per share. All 12,500,000 shares are subject to a nine (9) month lock-up. Pursuant to the provisions of the Membership Interest Purchase Agreement (the “MIPA”) filed with the SEC as an exhibit to the February 8-K, an aggregate of $2,500,000 (10%) or 1,250,000 shares of the Common Stock issued to the Sellers are held in escrow to secure against claims of indemnification. The escrowed shares shall be held until the later of (a) one year from the Closing Date, or (b) the resolution of indemnification claims. The Closing was conditioned upon the completion of a $75,000,000 debt financing with Blue Torch Capital, a direct lender having experience providing bespoke credit solutions, as described below under Item 2.03 below. EF Hutton, division of Benchmark Investments LLC, acted as exclusive placement agent, and Cantor Fitzgerald & Co. acted as sole debt placement agent in connection with the transaction. There was no material relationship, other than in regard to the CD Acquisition, between the Converge sellers and the Company or its affiliates, or any director or officer of the Company or any assignees of any such director or officer.

Business of Converge

Overview

Converge Direct, LLC and affiliates (collectively, “Converge”) is a leading independent managed‑service and performance marketing media buying agency. The Company provides complementary services such as advertising strategy and customized advertising campaigns utilizing their proprietary attribution analytics software tool, Helix. Converge has a dedicated focus on media buying, planning, strategy, data analytics and media execution. Converge uses data and marketing insights to help clients curate new customer ad campaigns at efficient costs, scale, and higher customer lifetime value. In all aspects of Converge’s advertising activity it focuses on direct response marketing, maintaining a desired return on investment for its clients. The performance model aligns Converge with its client on their cost of marketing goals, reduces their marketing spend risk and affords Converge the flexibility to use its media channel knowledge and processes most efficiently, while enabling Converge to maximize its revenue with little friction. Converge buys media on behalf of its clients, provides advanced attribution tracking and reporting, and full campaign management and execution. Over the last four years, Converge started a dedicated performance marketing division, which is focused specifically on a performance pay model that tracks the “action” driven by media campaigns and receives compensation for these consumer actions.

Converge’s proprietary technology measures, tracks, ingests CRM (customer relationship management) data and reports performance information across media channels. It seamlessly incorporates data aggregation and mining from virtually any source enabling Converge’s teams to perform granular level analysis, media optimization, and customer journey tracking. This service incentivizes Converge to provide the most effective strategies to its clients as opposed to more traditional methods such as retainer or commission basis.

Converge serves customers in various end markets: financial services, consumer products, healthcare and insurance, travel and leisure, education, media and entertainment, home improvement, fitness and wellbeing, and legal services among others. Converge services many well‑known public companies such as AT&T, AAA, Cricket Wireless, The Hartford, DirecTV, Great Wolf Resorts, Renewal by Andersen Windows, Leaf Filter (now Leaf Home), ADT, Wayfair and various law firms in the legal services sector. Converge’s key clients have a longevity ranging from 5-15 years, with about 75% of Converge’s revenues coming from clients with at least five year’s retention.

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Converge was formed in 2006 and is headquartered in Bedford Hills, New York with branch offices in New York City and San Diego, California. Converge serves clients throughout the U.S. Converge employs approximately 80 individuals through Extensis, their professional employer organization (“PEO”) company.

Converge Highlights

•	A data and audience centric media agency with responsibility for over $5 billion in media budgets since inception.

•	Expertise in paid digital and traditional media buying: Search Engine Marketing, Display, Social, e‑Marketplaces, Connected TV, Affiliate platforms, as well as Print and Direct Mail media vehicles.

•	Responsible for executing over 14 billion ad impressions a year.

•	Exponents of data driven, hyper targeted ad serving and custom audience targeting with measurable media driving financial outcomes.

•	Ability to identify and engage consumers and measure their interaction across multiple personal devices.

•	Longstanding Google Premier Partner, Bing Elite Agency, and Facebook Premier agency.

•	Deploy proprietary analytics platform “Helix”, to provide insights on marketing campaign performance, customer journey tracking and real‑time performance optimization tactics.

•	Built a robust data aggregation platform to utilize applied analytics maximizing ad engagement and reduce wasted customer ad touchpoints across all channels.

Converge Services

•	Strategic Media Planning

•	Brand and Direct Response New Customer Acquisition

•	Digital and Traditional Media Buying and Optimization

•	Local and National Media Targeting

•	Marketing Intelligence Performance Tracking Ingests data from other AdTech platforms

•	Data Analytics and Customer Journey Data Aggregation and Insight

•	Procurement of all marketing elements to achieve turnkey campaigns.

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Converge Overarching Philosophy

In today’s ad space, data is of premier importance and speed to react on this data is one of the most essential elements of successful marketing. Converge is a marketing analytic driven company using data and buying models to inform its media targeting and buying decisions. Marketing decisions are implemented against both online and offline traditional media channels at predictable and scalable levels to meet clients’ costs of marketing goals. Converge’s ideal client is one where they work in concert, leverages its strengths to marrying their customer data sets, with Converge’s media buying performance activities creating true performance marketing campaigns, that once proven out through test cohorts, can be forecasted, and scaled to meet client growth goals.

Converge Growth Plan

Converge has pivoted from a strictly managed services business (traditional agency model) structure to a hybrid model whereby it focuses on a performance payment model as a main source of our revenue. The structure of Performance Marketing if done properly, creates client loyalty and longevity, higher revenues, quicker reaction times and overall lower overhead costs.

In addition to driving leads that are brand specific, Converge focuses on generating first party lead data using its own generic branded websites to meet the new customer needs of performance clients. The first party lead databases generated in this generic brand model, enables Converge to work across competitive clients if/when budget restrictions arise with a particular client, allows Converge to focus on regional as well as national audience targets and establish its own brand loyalty to cross sell consumers within a marketing vertical.

Converge views itself not as an agency but as a marketing services organization using various means of communication to increase quality lead flow to solve the needs of its partners new customer acquisition efforts. This deep client interaction comes with insight into the CRM disposition of the leads Converge drives and the insight of the customers journey throughout its partners ecosystem. All these factors move the Agency model away from a disposable transactional relationship to a deeper engagement of quality and partnership that is more valuable for both parties.

Unaudited Financial Results for 2021

Converge has reported unaudited revenue of approximately $300,000,000 of revenue, $23,000,000 of adjusted EBITDA and approximately $21,000,000 of net income for the year ended December 31, 2021; and estimated combined adjusted EBITDA of over $27,000,000 for current year 2022. Audited financial statements and pro forma financial statements will be filed seventy-one (71) days from the March 25, 2022 due date of this Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Financing Agreement

On March 21, 2022, the Company entered into a Financing Agreement by and among the Company, as Borrower, and each subsidiary of the Borrower, as a Guarantor, the Lenders from time to time party thereto, and Blue Torch Finance LLC (“Blue Torch”), as Administrative Agent and Collateral Agent. This $75,000,000 First Lien Term Loan (the “Credit Facility”) formed the majority of the purchase price of the CD Acquisition, as well as for working capital and general corporate purposes. Cantor Fitzgerald & Co. acted as sole debt placement agent in connection with the CD Acquisition. Closing of the Credit Facility was conditioned upon the EF Hutton equity offering being completed simultaneously on March 21, 2022. The Credit Facility provides for: (i) a Term Loan in the amount of $75,000,000; (ii) an interest rate of the Libor Rate Loan of three (3) months; (iii) a four-year maturity, amortized 5.0% per year, payable quarterly; (iv) a 1.0% commitment fee and an upfront fee of 2.0% of the Credit Facility paid at closing, plus an administrative agency fee of $250,000 per year; (v) a first priority perfected lien on all property and assets including all outstanding equity of the Company’s subsidiaries; (vi) 1.5% fully-diluted penny warrant coverage in the combined entity; (vii) mandatory prepayment for 50% of excess cash flow and 100% of proceeds from various transactions; (viii) customary affirmative, negative and financial covenants; (ix) delivery of audited financial statements of Converge; and (x) customary closing conditions. The Company agreed to customary restrictive covenants in the Credit Facility and leverage ratios, fixed charge coverage ratios, and maintaining equity of at least $6,000,000 at all times.

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Pledge and Security Agreement

The Company and each of its subsidiary Guarantors entered into a Pledge and Security Agreement (the “Security Agreement”) dated as of March 21, 2022, as a requirement with the Credit Facility. Each Guarantor pledged and assigned to the Collateral Agreement and granted the Collateral Agent with a continuing security interest in all personal property and fixtures of the Guarantors (the “Collateral”) and all proceeds of the Collateral. All equity of the Guarantors was pledged by the Borrower. Upon an Event of Default (as defined), the Collateral Agent may exercise in addition to all rights and remedies under the Security Agreement, all rights and remedies of a secured party under the UCC and may take control of the Collateral.

Intercompany Subordination Agreement

On March 21, 2022, each of the Company’s Subsidiaries, as Guarantors, entered into an Intercompany Subordination Agreement (the “ISA”) with the Collateral Agent. Under the ISA, each obligor agreed to the subordination of such indebtedness of each other obligor to such other obligations.

Escrow Agreement

On March 21, 2022, the Company entered into an Escrow Agreement with Blue Torch Finance LLC and Alter Domus (US) LLC, as Escrow Agent. The Escrow Agreement provides for the escrow of $30,000,000 of the $75,00,000 proceeds, under the Credit Facility to be held until the audited financial statements of Converge Direct LLC and affiliates for the years ended December 31, 2019 and 20220 are delivered to Blue Torch Finance LLC

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On March 18, 2022, the Company filed a Form 8‑K with the SEC disclosing under Item 1.01 “Entry into a Material Definitive Agreement” entering into a Securities Purchase Agreement to issue and sell in a Private Placement up to an aggregate of $50 million of securities. The information contained in that Form 8‑K and the exhibits attached thereto are incorporated herein by reference.

(a) On March 21, 2022, the Company issued and sold 500,000 shares of Series E Convertible Preferred Stock, $0.01 par value, with a stated value of $100 per share or an aggregate of $50 million. The Series E Preferred Stock is convertible into Common Stock at $1.50 per share, subject to adjustment as described in Subsection (e) below. See Item 5.03 “Amendments to Articles of Incorporation” for information on the rights and preferences of the Series E Preferred Stock. The Company issued accompanying Common Stock Purchase Warrants (the “Warrants”) exercisable for five (5) years at $2.00 per share, subject to adjustment as described below, to purchase an aggregate of 33,333,333 shares of Common Stock.

(b) The Securities were sold to institutional investors (the “Investors”). EF Hutton, division of Benchmark Investments, LLC, acted as exclusive Placement Agent for the Offering.

(c) The Offering was for $50,000,000 of gross proceeds. The Placement Agent received sales commissions of eight (8%) percent, or $4,000,000, plus warrants to purchase three (3%) percent of the shares issuable in the Offering.

(d) The shares of Series E Preferred Stock and Warrants and the shares of Common Stock issuable upon conversion of the Series E Preferred Stock and the exercise of the Warrants (collectively, the “Securities”) are initially not being registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Securities were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. Pursuant to a Registration Rights Agreement with the Investors, the Company will file an initial Registration Statement concerning the Securities within ten (10) business days of the Closing Date, which is required to be declared effective within 45 days of the filing date or 90 days if there is a “full review by the SEC”.

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(e) The Series E Preferred Stock is convertible at any time at the option of the holder by dividing the Stated Value of $100 per share by the initial Conversion Price of $1.50 per share, subject to adjustment, for reverse and forward stock splits, stock dividends, stock combinations and other such transactions. In addition, the Conversion Price shall be downwardly adjusted (the “Registration Reset Price”) to the greater of (i) eighty (80%) percent of the average of the ten (10) lowest daily VWAPs during the forty (40) trading day period beginning on and including the Trading Day immediately follow the later of the Effective Date of the initial Registration Statement, or the date that Shareholder Approval has been obtained and declared effective, tentatively scheduled for April 23, 2022 pursuant to the Preliminary Information Statement filed on March 21, 2022, and (ii) the Floor Price of $0.25 per share. Unless and until the Company receives Shareholder Approval, which was obtained (but not yet effective) for the issuance of Conversion Shares without regard to the Floor Price (“Nasdaq Requirement”), no adjustment shall be made to be less than $1.20 per share, subject to adjustment.

The Warrants are exercisable at $2.00 per share, subject to adjustment, for five (5) years ending March 21, 2027. If at any time there is no effective registration statement, the Warrants are exercisable on a cashless basis. The exercise price is subject to the same Registration Reset Price, as stated above for the Series E. Preferred Stock. However, unless and until the Company obtains Shareholder Approval to approve the issuance of Warrant Shares without regard to the Floor Price (as defined above) no adjustment shall be made to cause the Floor Price to be less than $1.07 per share. The Conversion Price of the Series E Preferred Stock and the Exercise Price of the Warrants is subject to adjustment for: (a) stock dividends and stock distributions; (b) subsequent rights offerings; (c) pro rata distributions; and (d) Fundamental Transactions (as defined).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

Sadiq (Sid) Toama, was elected President of Troika Media Group, Inc. and joined the Company’s Board of Directors on March 21, 2022. Sid Toama, age 40, joined Converge in 2016. He started his career as a commercial attorney in London, representing distressed brands through product liability and crisis management events. Sid oversaw complex and international cases, advising clients on legal and commercial strategies leveraging PR and marketing extensively to contest regulatory pressures and win back consumer confidence for his clients.

Having represented the leading children’s product manufacturer, Maclaren, Sid became Maclaren’s Global Chief Executive Officer in 2011, instigating its global corporate and operational restructuring to help it rediscover its former glory days. Sid expanded Maclaren’s Brand standing, in part, by implementing multi-year licensing and product development partnerships with brands such as BMW, Gucci, Liberty, Juicy Couture, Cath Kidston, and Emirates Airlines. Sid oversaw Maclaren’s Product expansion into nursery products, furniture, hard goods, toys, and accessories as well as contract manufacturing for black label brands. Sid developed extensive luxury retail experience, selling premium products directly into over sixty countries and developing long term partnerships. Sid spent five years leading Maclaren’s shift to a vertically integrated business bringing functions as such as product development, sales, marketing, and eCommerce as well as customer care in house, across United Kingdom, France, Spain, Germany, USA, China, Japan, and Hong Kong. Sid instigated Maclaren’s move to a selective distribution model and the expansion into eCommerce which paved the way for emerging market expansion.

Since 2016, Sid has been the Chief Operating Officer of Converge. Sid’s primary focus has been on the digitization of the business and supporting clients to implement agile and optimized lower funnel customer acquisition solutions across their digital, in-store and call center journeys. The drive has been to build the required infrastructure to transition the business to an outcome-based remuneration model, with higher margins which has been underwritten by an unwavering focus on Converge’s media investment measurement delivered by a robust focus on business intelligence.

Sid has architected and overseen the implementation of Enterprise Resource Planning and Business Intelligence platforms at a global and national level including NetSuite and Salesforce; with extensive experience in eCommerce, CRM, inventory management and order management system implementation for B2B/B2C systems for internal teams as well as client operated systems.

Since 2016, Sid has spearheaded all ad-tech and mar-tech systems integrations and reporting for clients and internal teams to ensure on time delivery of data across all sales and marketing platforms. In particular, Sid has architected and implemented Converge’s proprietary business intelligence platform, Helix, to leverage disparate and unstructured and varied data points into actionable insights. Sid routinely works with clients to curate their implementation of ad-tech services with platforms such as The Trade Desk and other Demand Side Platforms such as Google and Adobe.

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Thomas Marianacci, was elected Chief Executive Officer of Converge Direct LLC and an advisor to the Board of Directors of the Company on March 21, 2022. Thomas Marianacci, age 59, a founding member of Converge, began his advertising career in 1985 and has been a successful entrepreneur since starting his first company in 1997. Early in his career, Tom worked in the general advertising business with SSC&B Lintas Worldwide, on major brand accounts such as Cover Girl and Burger King. After a stint on the brand advertising side of the marketing business, Tom switched his marketing focus to the data driven direct response marketing business working for Direct Media, Inc. from 1986 to 1992. At Direct Media, Tom worked in both the Business to Business and Business to Consumer marketing divisions for his mentor Dave Florence, the founders of the direct mail list marketing business. From 1992 to 1997, Tom worked at Fred Singer Direct Marketing. In the summer of 1997, Tom founded his own media company – Present Media Resource Group, Inc., a media-buying firm focusing on Direct Mail List Marketing and Insert Media. The firm worked with notable clients such as Bertslesman Group, BMG/Columbia House, DIRECTV, JC Penney Lifetouch Portrait Studios, First USA, Chase, and Sprint.

In January 2006, Tom established Converge a multi-channel digital and traditional ad agency as an overarching complement to the offline media buying focus of Media Resource Group. The passion Tom brings to the business is to consistently improve his clients’ core of marketing campaigns and tirelessly seek to uncover new media touchpoints in an omni-channel optimization approach to media planning, marketing, and analysis.

Converge Employment Agreements

Sadiq (“Sid”) Toama

The Company has entered into an Executive Employment Agreement (the “EEA”) made effective as of March 21, 2022, with Sadiq (“Sid”) Toama to be the President of the Company. His duties shall be consistent with his experience and position as shall be assigned to him from time to time by the Company’s Chief Executive Officer and the Board of Directors. The EEA is for an initial term of five years, with automatic renewals for one year unless either party terminates on at least 90 days’ prior written notice before the end of a term.

Mr. Toama’s base salary shall be $500,000 subject to bonus increases at least annually upon mutually agreed-to performance milestones, as well as discretionary bonuses. Mr. Toama shall receive restricted stock units (“RSUs”) for 2,500,00 shares, vesting one-third on the first anniversary date of the EEA and two-thirds in two equal installments on the second and third anniversary dates of the EEA. Mr. Toama shall participate, to the extent eligible, in all employee benefits. He will also receive a car allowance of $1,000 per month and life insurance benefits of $9,135 per year.

Mr. Toama is entitled to 12 months then-current base salary as severance, plus pro rata bonuses, as well as immediate vesting of options and stock grants if he is terminated other than for Cause (as defined) or by the Company for Good Reason (as defined). Upon death or disability, all options or shares that would have vested during the 24 months following death or disability shall immediately vest. Upon a Change of Control (as defined), all of Mr. Toama’s then-unvested Shares or options shall immediately vest, all performance bonuses (both current and future) shall be immediately due and payable, and after a Change of Control, if Mr. Toama terminates his employment with the Company, he shall also receive 12 months of severance pay. In the event that any payment constitutes an amount payable under a nonqualified deferred compensation plan following a separation from service, such payment shall not be paid within six months following his separation from service.

Provided the Company is paying Mr. Toama, for one year from his termination date, he cannot: (i) compete, directly or indirectly, anywhere in the U.S. as an employee, consultant or director or have any financial interest in a competitive business; or (ii) hire, solicit for services, encourage the resignation of any employee or consultant (devoting more than 70% of consultant’s time) to a consulting business.

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Thomas Marianacci

The Company has entered into an Executive Employment Agreement (the “EEA”) made effective as of March 21, 2022, with Thomas Marianacci to be the Chief Executive Officer of Converge and its affiliates, Converge Direct Interactive, LLC, Converge Marketing Services, LLC and Lacuna Ventures, LLC (collectively, “Converge”). His duties shall be consistent with his experience, expertise, and position, as shall be assigned to him from time to time by the Company’s Chief Executive Officer and the Board of Directors. The EEA is for an initial term of three years, with automatic renewals for one year unless either party terminates on at least 90 days’ prior written notice before the end of a term.

Mr. Marianacci’s base salary shall be $350,000 subject to bonus increases at least annually upon mutually agreed-to performance milestones, as well as discretionary bonuses. Mr. Marianacci shall receive restricted stock units for 1,000,00 shares, vesting one-third on the first anniversary date of the EEA and two-thirds in two equal installments on the second and third anniversary dates of the EEA. Mr. Marianacci shall participate, to the extent eligible, in all employee benefits. He will also receive a car allowance of $1,000 per month and life insurance benefits of $8,285 per year.

Mr. Marianacci is entitled to 12 months then-current base salary as severance, plus pro rata bonuses, as well as immediate vesting of options and stock grants if he is terminated other than for Cause (as defined) or by the Company for Good Reason (as defined). Upon death or disability, all options or shares that would have vested during the 24 months following death or disability shall immediately vest. Upon a Change of Control (as defined), all of Mr. Marianacci’s then-unvested Shares or options shall immediately vest, all performance bonuses (both current and future) shall be immediately due and payable, and after a Change of Control, if Mr. Marianacci terminates his employment with the Company, he shall also receive 12 months of severance pay. In the event that any payment constitutes an amount payable under a nonqualified deferred compensation plan following a separation from service, such payment shall not be paid within six months following his separation from service.

Provided the Company is paying Mr. Marianacci, for one year from his termination date, he cannot: (i) compete, directly or indirectly, anywhere in the U.S. as an employee, consultant or director or have any financial interest in a competitive business; or (ii) hire, solicit for services, encourage the resignation of any employee or consultant (devoting more than 70% of consultant’s time) to a consulting business.

Other key employees also entered into long‑term employment agreements.

ITEM 5.05	AMENDMENTS OF ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 21, 2022, the Company filed with the Nevada Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, pursuant to NRS 78.1955 of the Nevada Revised Statutes (the “CoD”). Pursuant to the CoD, the Company authorized 500,000 shares of Series E Preferred Stock, $.01 par value, with a Stated Value of $100 per share. The Series E Preferred Stock shall pay dividends on an as converted basis, when and if dividends are paid to Common Stockholders. No dividends shall otherwise be paid on shares of Preferred Stock. The Series E Preferred Stock has no voting rights, except as provided by Nevada law. The shares shall have a liquidation preferences equal to the $100 per share Stated Value. The Conversion Price of $1.50 per share is subject to adjustment as described in Item 3.02(e) above. The holder will not be able to convert any portion of the Series E Preferred Stock in excess of a 4.99% ownership blocker or, upon the election of the holder, a 9.99% ownership blocker. The Company has reserved up to 200,000,000 shares of Common Stock issuable upon full conversion of a Series E Preferred Stock at a Floor Price of $0.25 per share.

The Preferred Stock is perpetual and has no maturity date. The Preferred Stock will not be subject to any mandatory redemption or other similar provisions. All future shares of Preferred Stock shall rank junior to the Series E Preferred Stock, except if at least a majority of the Series E Preferred Stock expressly consent, to the creation of the Parity Stock of Senior Preferred Stock.

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ITEM 5.07	SUBMISSION OF MATTER TO A VOTE OF SECURITY HOLDERS

(A) As of March 7, 2022, pursuant to the Nevada Revised Statutes (the “NRS”), we received a written consent in lieu of a meeting of Stockholders from 19 principal stockholders, representing over 50.62% of the total possible votes outstanding (the “Majority Stockholders”), authorizing the following:

Our Board of Directors authorized: (i) the Company and its wholly-owned subsidiary, CD Acquisition Corp., to enter into a Membership Interest Purchase Agreement (the “MIPA”) on November 22, 2021 to acquire all of the equity interests of Converge Direct, LLC and its affiliates (limited to 40% of the Membership Interests of Converge Marketing Services, LLC); (ii) the Company and all of its subsidiaries to enter into a First Lien Term Loan for a majority of the $125 million purchase price under the MIPA with an institutional investor with whom the Company has a commitment letter; (iii) a Private Investment in Public Entity (“PIPE”) of up to $50 million with a discount to market and up to 100% coverage; and (iv) compliance with Nasdaq maintenance requirements since the PIPE is expected to be below market price. ((i), (ii), (iii) and (iv) are collectively referred to herein as the “Transaction.”)

Pursuant to our NRS, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described herein. As of the Record Date, we had 49,459,616 shares of common stock outstanding. The holders of Common Stock are each entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. To take all actions, a majority vote of the shares of Common Stock outstanding is necessary. Therefore, of the total potential 49,459,616 votes as of the Record Date, more than 50%, or 24,729,809 Shares are required to pass any stockholder resolution. The consenting majority stockholders of the Company are the owners of approximately 27,678,295 shares of common stock representing a total of approximately 56% of the total voting power as of the Record Date.

(B) As of March 18, 2022, pursuant to the Nevada Revised Statutes (the “NRS”), we received a written consent in lieu of a meeting of Stockholders from 20 principal stockholders, representing approximately 57% of the total possible votes outstanding (the “Majority Stockholders”), authorizing the following:

Approval of our Board of Directors entering into a Securities Purchase Agreement (the “SPA”) on March 16, 2022 for the sale (the “Offering”) of $50 million of shares of Series E Convertible Preferred Stock, par value $0.01 per share (the Series E Preferred Stock”), with accompanying, 100% warrant coverage (the “Warrants”), with certain purchasers signatory thereto (the “Purchasers”). The Series E Preferred Stock and Warrants include certain reset and anti-dilution provisions that could reduce the conversion prices and exercise prices thereof down to $0.25 (the “Floor Price”) which is a significant discount to the current market price. For purposes of complying with Rule 5635(d) of the Nasdaq Stock Market rules, the shareholders approved the issuance of more than 19.99% of the current total issued and outstanding shares of Common Stock upon conversion of the Series E Preferred Stock and exercise of the Warrants, including, but not limited to, reducing the Floor Price. The Consenting Stockholders (the “Majority Stockholders”), each signed Voting Agreements to provide an irrevocable proxy to the Company in order to comply with the Nevada Revised Statutes (the “NRS”), Nasdaq Stock Market rules and/or SEC statutes, rules and regulations and in order to vote and exercise all voting and related rights. In addition, the Majority Stockholders approved the amendment to Article Three of the Articles of Incorporation to reflect an increase in the number of authorized shares of all classes of stock which the Company shall have the authority to issue from 315,000,000 shares to 825,000,000 shares, such shares being designated as follows: (i) 800,000,000 shares of Common Stock, and (ii) 25,000,000 shares of preferred stock, par value $.01 per share.

Pursuant to our NRS, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described herein. As of the Record Date, we had 49,459,616 shares of common stock outstanding. The holders of Common Stock are each entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. To take all actions, a majority vote of the shares of Common Stock outstanding is necessary. Therefore, of the total potential 49,459,616 votes as of the Record Date, more than 50%, or 24,729,809 Shares are required to pass any stockholder resolution. The consenting majority stockholders of the Company are the owners of approximately 27,973,266 shares of common stock representing a total of approximately 57% of the total voting power as of the Record Date.

On March 21, 2022, the Company issued a press release titled “Troika Media Group Completes Transformation of the Acquisition of Converge Direct LLC adding approximately $300,000,000 of Revenue and $21,000,000 of Net Income.” A copy of this press release is being furnished as Exhibit 99.1 with this Current Report on Form 8-K.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired – The financial statements required by Item 9.01(a) of Form 8‑K of the business acquired shall be filed by amendment not later than 71 calendar days after March 25, 2022, the date this initial report on Form 8-K was due to be filed.

(b)

Pro forma financial information – The pro forma financial information required by Item 9.01(b) shall be filed no later than 71 Calendar days after March 25, 2022, the date this initial report on Form 8-K was due to be filed.

(d)	Exhibits

Number	Description

3.1	Filed Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock

4.1

Financing Agreement dated as of March 21, 2022 by and among Troika Media Group, Inc., as Borrower, each subsidiary of Borrower as a Guarantor, the Lenders from time to time party hereto, and Blue Torch Finance, LLC, as Administrative Agent and Collateral Agent. (1)

4.2	Pledge and Security Agreement

4.3	Intercompany Subordination Agreement

4.4	Common Stock Purchase Warrant issued to Blue Torch Finance LLC

4.5	Registration Rights Agreement with Blue Torch Finance LLC

99.1	Press release dated March 21, 2022 titled “Troika Media Group Completes Transformative Acquisition of Converge Direct LLC adding approximately $300,000,000 of Revenue and $21,000,000 of Net Income”

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

_________________________

(1) Schedules have been omitted and are available upon the request of the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: March 24, 2022	By:	/s/ Robert Machinist
(Signature)
Robert Machinist, Chief Executive Officer

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